Exhibit 16.01

THOMAS W. KLASH
CERTIFIED PUBLIC ACCOUNTANT

November 10, 2010

Mr. David Dodge
Chief FInanical Officer
The Parkview Group, Inc.
No. 88 Eastern Outer Ring Road
Ningguo City, Anhui Province
PRC 424300

This is to confirm that the client-auditor relationship between The Parkview Group, Inc. (Commission File No. 0-26277) and Thomas W. Klash, CPA has ceased.

Yours truly,

/s/ Thomas W. Klash CPA

cc:	Office of the Chief Accountant
Mail Stop 6561
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549